Exhibit 4.8

FOURTH SUPPLEMENTAL INDENTURE

Dated as of September 19, 2023

Supplementing that Certain

INDENTURE

Dated as of September 27, 2019

Among

BGC PARTNERS, INC., as Issuer

And

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

3.750% SENIOR NOTES DUE 2024

4.375% SENIOR NOTES DUE 2025

8.000% SENIOR NOTES DUE 2028

-i-

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture, dated as of September 19, 2023 (this “Fourth Supplemental Indenture”), by and between BGC PARTNERS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal executive office located at 499 Park Avenue, New York, NY 10022; and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, a duly organized and existing national banking association under the laws of the United States, as trustee (the “Trustee”), supplements that certain Indenture, dated as of September 27, 2019, by and between the Company and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture;

WHEREAS, the Company and the Trustee have entered into the First Supplemental Indenture, dated as of September 27, 2019 (the “First Supplemental Indenture”), which established and provided for the issuance of 3.750% Senior Notes due October 1, 2024 (the “2024 Notes”);

WHEREAS, the Company and the Trustee have entered into the Second Supplemental Indenture, dated as of July 10, 2020 (the “Second Supplemental Indenture”), which established and provided for the issuance of 4.375% Senior Notes due December 15, 2025 (the “2025 Notes”);

WHEREAS, the Company and the Trustee have entered into the Third Supplemental Indenture, dated as of May 25, 2023 (the “Third Supplemental Indenture” and, collectively with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplemental Indentures”), which established and provided for the issuance of 8.000% Senior Notes due May 25, 2028 (the “2028 Notes” and, collectively with the 2024 Notes and the 2025 Notes, the “Notes”);

WHEREAS, Section 902 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (“Requisite Consent”), the Company and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture;

WHEREAS, upon the terms and subject to the conditions set forth in its preliminary prospectus, dated as of September 6, 2023 (the “Prospectus”), and its letter of transmittal and consent, dated as of September 6, 2023 (the “Letter of Transmittal”), BGC Group, Inc., on behalf of the Company, has been soliciting consents (the “Consent Solicitation”) of the Holders of the outstanding Notes to certain proposed amendments to the Indenture as such relate to the Notes and to the Supplemental Indentures, requiring the Requisite Consent of Holders and to the execution of this Fourth Supplemental Indenture, as described in more detail in the Prospectus and Letter of Transmittal, and the Company has now obtained such Requisite Consent of Holders, and, as such, this Fourth Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Fourth Supplemental Indenture are permitted pursuant to Section 902 of the Indenture;

WHEREAS, pursuant to Sections 102, 902 and 903 of the Indenture, the Company has delivered to the Trustee a request for the Trustee to join with the Company in the execution of this Supplemental Indenture, along with (1) evidence of the Requisite Consent the Company has received from the Holders of the outstanding Notes, (2) an Opinion of Counsel and (3) an Officer’s Certificate;

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture; and

WHEREAS, all acts and things necessary to make this Fourth Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Fourth Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises stated herein, the parties hereto hereby enter into this Fourth Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

CERTAIN AMENDMENTS

SECTION 1.1. Terms Defined in the Indenture.

For purposes of this Fourth Supplemental Indenture and the Notes, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture or the Supplemental Indentures, as applicable, as amended and supplemented hereby.

SECTION 1.2. Certain Amendments in the Indenture.

Pursuant to Section 902 of the Indenture, the Company and the Trustee hereby agree to amend certain provisions of the Indenture as follows:

(a) Clause 5 of Section 501 of the Indenture is to be amended and restated in its entirety to delete clause 5 of Section 501 and all references and definitions to the extent solely relating thereto in their entirety and replace such clause 5 of Section 501 with “[Reserved]”.

(b) Clause 6 of Section 501 of the Indenture is to be amended and restated in its entirety to delete clause 6 of Section 501 and all references and definitions to the extent solely relating thereto in their entirety and replace such clause 6 of Section 501 with “[Reserved]”.

(c) Section 801 of the Indenture is to be amended and restated in its entirety to delete Section 801 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 801 with “[Reserved]”.

(d) Section 802 of the Indenture is to be amended and restated in its entirety to delete Section 802 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 802 with “[Reserved]”.

(e) Section 1005 of the Indenture is to be amended and restated in its entirety to delete Section 1005 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 1005 with “[Reserved]”.

SECTION 1.3. Certain Amendments in the First Supplemental Indenture.

Pursuant to Section 902 of the Indenture, the Company and the Trustee hereby agree to amend certain provisions of the First Supplemental Indenture as follows:

(a) Section 2.4 of the First Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.4 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.4 with “[Reserved]”.

(b) Section 2.5 of the First Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.5 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.5 with “[Reserved]”.

(c) Section 2.8 of the First Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.8 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.8 with “[Reserved]”.

(d) Section 2.9 of the First Supplemental Indenture is to be amended and restated in its entirety as follows:

“Section 501(3) of the Indenture shall not be applicable to the Notes.

Section 501(4) of the Indenture shall be superseded and replaced with respect to the Notes by the following:

(4) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any of the Securities of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 95% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

SECTION 1.4. Certain Amendments in the Second Supplemental Indenture.

Pursuant to Section 902 of the Indenture, the Company and the Trustee hereby agree to amend certain provisions of the Second Supplemental Indenture as follows:

(a) Section 2.4 of the Second Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.4 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.4 with “[Reserved]”.

(b) Section 2.5 of the Second Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.5 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.5 with “[Reserved]”.

(c) Section 2.8 of the Second Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.8 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.8 with “[Reserved]”.

(d) Section 2.9 of the Second Supplemental Indenture is to be amended and restated in its entirety as follows:

“Section 501(3) of the Indenture shall not be applicable to the Notes.

Section 501(4) of the Indenture shall be superseded and replaced with respect to the Notes by the following:

(4) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any of the Securities of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 95% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

SECTION 1.5. Certain Amendments in the Third Supplemental Indenture.

Pursuant to Section 902 of the Indenture, the Company and the Trustee hereby agree to amend certain provisions of the Third Supplemental Indenture as follows:

(a) Section 2.4 of the Third Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.4 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.4 with “[Reserved]”.

(b) Section 2.5 of the Third Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.5 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.5 with “[Reserved]”.

(c) Section 2.8 of the Third Supplemental Indenture is to be amended and restated in its entirety to delete Section 2.8 and all references and definitions to the extent solely relating thereto in their entirety and replace such Section 2.8 with “[Reserved]”.

(d) Section 2.9 of the Third Supplemental Indenture is to be amended and restated in its entirety as follows:

“Section 501(3) of the Indenture shall not be applicable to the Notes.

Section 501(4) of the Indenture shall be superseded and replaced with respect to the Notes by the following:

(4) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any of the Securities of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 95% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

ARTICLE II.

MISCELLANEOUS

SECTION 2.1. Relationship with the Indenture.

The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture will govern and be controlling.

SECTION 2.2. Trust Indenture Act Controls.

If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Fourth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Fourth Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 2.3. Governing Law.

This Fourth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

SECTION 2.4. Multiple Counterparts.

The parties may sign multiple counterparts of this Fourth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Fourth Supplemental Indenture. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Fourth Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 2.5. Severability.

Each provision of this Fourth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Fourth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 2.6. Ratification.

The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Fourth Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Fourth Supplemental Indenture.

SECTION 2.7. Headings.

The Section headings in this Fourth Supplemental Indenture are for convenience only and shall not affect the construction thereof.

SECTION 2.8. Effectiveness.

This Fourth Supplemental Indenture shall become a binding agreement between the parties hereto and effective when executed by the parties hereto. The proposed amendments set forth in Section 1 of this Fourth Supplemental Indenture shall become effective with respect to each series of Notes on the Settlement Date (as defined in the Prospectus).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first written above.

BGC PARTNERS, INC.
as Issuer

By:	/s/ Jason W. Hauf
Name: Jason W. Hauf
Title: Chief Financial Officer

Signature Page to Fourth Supplemental Indenture

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

Signature Page to Fourth Supplemental Indenture